1 ABACUS LIFE REPORTS FIRST QUARTER 2024 RESULTS - First Quarter 2024 Total Revenue More Than Doubled Year-over-Year to $21.5 Million - - Driven by 59% Year-over-Year Growth in Direct-to-Consumer Division - ORLANDO, Fla. – May 13, 2024 – Abacus Life, Inc. (“Abacus” or the “Company”) (NASDAQ: ABL), a pioneering alternative asset manager specializing in longevity and actuarial technology, today reported results for the first quarter ended March 31, 2024. “We are pleased with our continued momentum, delivering yet another strong quarterly performance due to our relentless execution, and further validating the resiliency and profitability of our business model,” said Jay Jackson, Chief Executive Officer of Abacus. “In addition to our strong growth, we launched our technology subdivision ABL Tech, raised an additional $25 million from the issuance of our 9.875% Fixed Rate Senior Notes, and continued to repurchase shares. We also strengthened our senior management team with the hiring of Elena Plesco as our new Chief Capital Officer, and appointing Fei Xue to lead our efforts at ABL Wealth. We remain focused and committed to delivering on our key strategic priorities by leveraging our considerable technology and data advantages to further drive shareholder value.” First Quarter 2024 Highlights - Total revenue for the first quarter of 2024 more than doubled to $21.5 million, compared to $10.3 million in the prior-year period. The increase was primarily driven by higher active management revenue, increased capital deployed and more policies sold directly to third parties. o Total revenue from portfolio servicing segment for the first quarter of 2024 was $0.2 million, compared to $0.3 million in the prior-year period. - Originations capital deployment for the first quarter of 2024 were $33.3 million, compared to $34.4 million in the prior-year period; number of policy originations for the first quarter of 2024 grew 6% to 119, compared to 112 in the prior-year period. - GAAP net loss attributable to shareholders for the first quarter of 2024 was $1.3 million, compared to GAAP net income attributable to shareholders of $8.1 million in the prior-year period, primarily driven by higher interest expenses, a non-cash expense related to employee stock compensation of $5.8 million and public company expenses incurred in the first quarter of 2024 that were not recorded in the prior-year period. - Adjusted net income for the first quarter of 2024 was $6.7 million, compared to $7.6 million in the prior-year period. - Adjusted EBITDA for the first quarter of 2024 grew 38.1% to $11.6 million, compared to $8.4 million in the prior-year period. Adjusted EBITDA margin (a non-GAAP measure) for the first quarter of 2024 was 53.9%, compared to 81.4% in the prior-year period. - Annualized return on invested capital (ROIC) (a non-GAAP measure defined below) for the first quarter of 2024 was 15%.

2 - Annualized Return on equity (ROE) (a non-GAAP measure defined below) for the first quarter of 2024 was 16%. Liquidity and Capital As of March 31, 2024, the Company had cash and cash equivalents of $65.4 million, balance sheet policy assets of $126.9 million and outstanding long-term debt of $131.4 million. From the commencement of the Company’s $15 million stock repurchase program previously announced on December 12, 2023 (the “Repurchase Program”) through May 6, 2024, Abacus has repurchased 966 thousand shares of its common stock at an average price of $11.41 on the open market at a total cost of approximately $11 million. As of May 6, 2024, the Company has $4 million of availability under the Repurchase Program, which expires on June 10, 2025, unless sooner suspended or discontinued. Webcast and Conference Call A webcast and conference call to discuss the Company’s results will be held today beginning at 9:00 a.m. (Eastern Time). A live webcast of the conference call will be available on Abacus’ investor relations website at ir.abacuslife.com. The dial-in number for the conference call is (877) 407-9716 (toll-free) or (201) 493- 6779 (international). Please dial the number 10 minutes prior to the scheduled start time. A webcast replay of the call will be available at ir.abacuslife.com for one year following the call. Non-GAAP Financial Information Adjusted Net Income, a non-GAAP measure, is defined as net income (loss) attributable to Abacus adjusted for non-controlling interest income, amortization, change in fair value of warrants and non-cash stock-based compensation and the related tax effect of those adjustments. Management believes that Adjusted Net Income is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance. A reconciliation of Adjusted Net Income to Net income attributable to Abacus, the most directly comparable GAAP measure, appears below. Adjusted EBITDA, a non-GAAP measure, is defined as net income (loss) attributable to Abacus adjusted for depreciation expense, amortization, interest expense, income tax and other non-cash and certain non- recurring items that in our judgement significantly impact the period-over-period assessment of performance and operating results that do not directly relate to business performance within Abacus’ control. A reconciliation of Adjusted EBITDA to Net income attributable to Abacus Life, the most directly comparable GAAP measure, appears below. Adjusted EBITDA margin, a non-GAAP measure, is defined as Adjusted EBITDA divided by Total revenues. A reconciliation of Adjusted EBITDA margin to Net income margin, the most directly comparable GAAP measure, appears below. Annualized return on invested capital (ROIC), a non-GAAP measure, is defined as Adjusted net income for the quarter divided by the result of Total Assets less Intangible assets, net, Goodwill and Current Liabilities multiplied by four. ROIC is not a measure of financial performance under GAAP. We believe ROIC should be considered in addition to, not as a substitute for, operating income or loss, net income or loss, cash flows provided by or used in operating, investing and financing activities or other income statement or cash flow statement line items reported in accordance with GAAP.

3 Annualized return on equity (ROE), a non-GAAP measure, is defined as Adjusted net income divided by total shareholder equity multiplied by four. ROE is not a measure of financial performance under GAAP. We believe ROE should be considered in addition to, not as a substitute for, operating income or loss, net income or loss, cash flows provided by or used in operating, investing and financing activities or other income statement or cash flow statement line items reported in accordance with GAAP. The below table presents our calculation of ROE. Forward-Looking Statements All statements in this press release (and oral statements made regarding the subjects of this press release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors that could cause actual results to differ materially from such statements, many of which are outside the control of Abacus. Forward-looking information includes but is not limited to statements regarding: Abacus’s financial and operational outlook; Abacus’s operational and financial strategies, including planned growth initiatives and the benefits thereof, Abacus’s ability to successfully effect those strategies, and the expected results therefrom. These forward-looking statements generally are identified by the words “believe,” “project,” “estimate,” “expect,” ”intend,” “anticipate,” “goals,” “prospects,” “will,” “would,” “will continue,” “will likely result,” and similar expressions (including the negative versions of such words or expressions). While Abacus believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. The factors that could cause results to differ materially from those indicated by such forward-looking statements include, but are not limited to: the fact that Abacus’s loss reserves are bases on estimates and may be inadequate to cover its actual losses; the failure to properly price Abacus’s insurance policies; the geographic concentration of Abacus’s business; the cyclical nature of Abacus’s industry; the impact of regulation on Abacus’s business; the effects of competition on Abacus’s business; the failure of Abacus’s relationships with independent agencies; the failure to meet Abacus’s investment objectives; the inability to raise capital on favorable terms or at all; the effects of acts of terrorism; and the effectiveness of Abacus’s control environment, including the identification of control deficiencies. These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties set forth in documents filed by Abacus with the U.S. Securities and Exchange Commission from time to time, including the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and subsequent periodic reports. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Abacus cautions you not to place undue reliance on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Abacus assumes no obligation and, except as required by law, does not intend to update or revise these forward- looking statements, whether as a result of new information, future events, or otherwise. Abacus does not give any assurance that it will achieve its expectations. About Abacus

4 Abacus is a leading vertically integrated alternative asset manager and market maker, specializing in longevity and actuarial technology. The company is democratizing the life insurance space through three groundbreaking new channels: ABL Tech, ABL Wealth, and ABL Longevity Growth & Income Funds. Since 2004, Abacus has purchased life insurance policies from consumers seeking liquidity and has actively managed those policies over time (via trading, holding, and/or servicing). With over $5BN in face value of policies purchased, we have helped thousands of clients maximize the value of life insurance. Abacus Life is the only public life settlement company, trading on the Nasdaq Exchange under the ticker symbol ABL. Over the past 20 years, the company has built an institutionalized origination and portfolio management process that is supported by a 100+ person team, long-term relationships with 78 institutional partners and 30,000 financial advisors, and the ability to operate in 49 states. The Company complies with HIPAA and privacy laws to maintain and protect confidentiality of financial, health, and medical information. Abacus is also proud to be a BBB Accredited Business with an A+ rating. www.Abacuslife.com Contact: Abacus Life Investor Relations investors@abacuslife.com Abacus Life Public Relations press@abacuslife.com

5 ABACUS LIFE, INC. Condensed Consolidated Balance Sheets March 31, December 31, 2024 2023 (unaudited) ASSETS CURRENT ASSETS: Cash and cash equivalents $65,386,512 $25,588,668 Equity securities, at fair value 3,403,897 2,252,891 Accounts receivable 2,520,869 2,149,111 Accounts receivable, related party 215,033 79,509 Due from affiliates 760,364 1,007,528 Prepaid expenses and other current assets 2,037,753 699,127 Total current assets 74,324,428 31,776,834 Property and equipment, net 547,561 400,720 Intangible assets, net 28,048,028 29,623,130 Goodwill 140,287,000 140,287,000 Operating right-of-use assets 2,182,681 1,893,659 Life settlement policies, at cost 1,434,444 1,697,178 Life settlement policies, at fair value 125,488,525 122,296,559 Available-for-sale securities, at fair value 1,145,630 1,105,935 Other investments, at cost 1,650,000 1,650,000 Other assets 1,501,036 998,945 Equity securities, at fair value 110,067 96,107 TOTAL ASSETS $376,719,400 $331,826,067 LIABILITIES AND STOCKHOLDERS' EQUITY CURRENT LIABILITIES: Current portion of long-term debt $15,648,628 $13,029,632 Accrued expenses 707,159 4,354,225 Operating lease liabilities 232,138 118,058 Due to affiliates 5,236 5,236 Due to former members 1,159,712 1,159,712 Contract liabilities, deposits on pending settlements 667,500 507,000 Other current liabilities 3,797,808 3,400,734 Income taxes payable 1,617,171 751,734 Total current liabilities 23,835,352 23,326,331 Long-term debt, related party 38,794,519 37,653,869 Long-term debt 131,365,988 89,137,013 Operating lease liabilities 2,028,959 1,796,727 Deferred tax liability 9,657,810 9,199,091 Warrant liability 5,696,000 6,642,960 TOTAL LIABILITIES 211,378,628 167,755,991 COMMITMENTS AND CONTINGENCIES STOCKHOLDERS' EQUITY Class A common stock, $0.0001 par value; 200,000,000 authorized shares; 63,776,058 and 63,388,823 shares issued at March 31, 2024 and December 31, 2023, respectively 6,378 6,339 Treasury stock - at cost; 778,766 and 146,650 shares repurchased at March 31, 2024 and December 31, 2023, respectively (8,807,454) (1,283,062) Additional paid-in capital 209,889,362 199,826,278 Accumulated deficit (36,074,880) (34,726,135) Accumulated other comprehensive income 120,323 108,373 Non-controlling interest 207,043 138,283 Total stockholders' equity 165,340,772 164,070,076 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY $376,719,400 $331,826,067

6 ABACUS LIFE, INC. Condensed Consolidated Statement of Operations [1] The 2023 number of shares outstanding have been retrospectively recast for prior period presented to reflect the outstanding stock of Abacus Life, Inc. as a result of the Business Combination. 2024 2023 REVENUES: Portfolio servicing revenue $217,935 $302,871 Active management revenue 19,796,999 9,970,518 Origination revenue 1,472,250 — Total revenues 21,487,184 10,273,389 Total cost of revenue 2,720,897 489,550 Gross Profit 18,766,287 9,783,839 OPERATING EXPENSES: Sales and marketing 1,929,944 729,004 General and administrative (including stock-based compensation) 11,353,499 696,892 Loss on change in fair value of debt 2,712,627 953,433 Unrealized (gain) on investments (1,164,966) (125,220) Depreciation and amortization expense 1,682,054 1,043 Total operating expenses 16,513,158 2,255,152 Operating Income $2,253,129 $7,528,687 OTHER INCOME (EXPENSE): Gain on change in fair value of warrant liability 946,960 — Interest expense (3,670,445) (357,383) Interest income 421,426 7,457 Other income (expense) (53,028) (210,432) Net (loss) income before provision for income taxes (101,958) 6,968,329 Income tax expense (benefit) 1,173,513 (656,467) NET (LOSS) INCOME (1,275,471) 7,624,796 LESS: NET INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTEREST 73,274 (460,707) NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS ($1,348,745) $8,085,503 (LOSS) EARNINGS PER SHARE: (Loss) earnings per share - basic and diluted ($0.02) $0.16 Weighted-average stock outstanding—basic and diluted [1] 63,027,246 50,369,350 NET (LOSS) INCOME (1,275,471) 7,624,796 Other comprehensive income (loss), net of tax or tax benefit: Change in fair value of debt (risk adjusted) 7,436 (112,313) Comprehensive (loss) income before non-controlling interests (1,268,035) 7,512,483 Net and comprehensive income (loss) attributable to non-controlling interests 68,760 (487,638) COMPREHENSIVE (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS ($1,336,795) $8,000,121 Three Months Ended March 31,

ABACUS LIFE, INC. Adjusted Net Income and Adjusted EPS

	Three Months Ended March 31,	
	2024	2023
Net income attributable to common stockholders	($1,348,745)	$8,085,503
Net income (loss) attributable to noncontrolling interests	73,274	(460,707)
Stock based compensation	6,093,371	—
Amortization expense	1,667,109	—
Gain on change in fair value of warrant liability	(946,960)	—
Tax impact [1]	1,165,902	—
Adjusted Net Income	$6,703,951	$7,624,796
Weighted-average shares of Class A common stock outstanding - basic and diluted [2]	63,027,246	50,369,350
Adjusted EPS - basic and diluted	$0.11	$0.15
Adjusted EPS - basic and diluted	$0.11	$0.15
Adjusted EPS - diluted	$0.11	$0.15

[1] Tax impact represents the permanent difference in tax expense related to the restricted stock awards granted to the CEO due to IRC 162(m) limitations.

[2] The 2023 number of shares outstanding have been retrospectively recast for prior period presented to reflect the outstanding stock of Abacus Life, Inc. as a result of the Business Combination.

ABACUS LIFE, INC. Adjusted EBITDA

	Three Months Ended March 31,	
	2024	2023
Net (loss) income	($1,275,471)	$7,624,796
Depreciation and amortization expense	1,682,054	1,043
Income Tax	1,173,513	(656,467)
Interest (Expense)	3,670,445	357,383
Other Income (Expenses)	53,028	210,432
Interest Income	(421,426)	(7,457)
Gain on change in fair value of warrant liability	(946,960)	—
Stock based compensation	6,093,371	—
Unrealized loss (gain) on investments	(1,164,966)	(125,220)
Loss on change in fair value of debt	2,712,627	953,433
Adjusted EBITDA	$11,576,215	$8,357,943
Adjusted EBITDA Margin	53.9%	81.4%
Net (Loss) Income Margin	-5.9%	74.2%

7

8 ABACUS LIFE, INC. Return on Invested Capital (ROIC) ABACUS LIFE, INC. Return on Equity (ROE) For the Period Ended March 31, 2024 Total Assets $376,719,400 Less: Intangible assets, net (28,048,028) Goodwill (140,287,000) Current Liabilities (23,835,352) Total Invested Capital $184,549,020 Adjusted Net income $6,703,951 Adjusted Annualized ROIC 15% For the Period Ended March 31, 2024 Total Shareholder Equity $165,340,772 Adjusted Net income $6,703,951 Adjusted Annualized ROE 16%